UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2015

REVOLUTION LIGHTING TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23590	59-3046866
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

177 Broad Street, Stamford, Connecticut 06901

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (203) 504-1111

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On July 9, 2015, Revolution Lighting Technologies, Inc. (the “Company”) issued a press release announcing preliminary results of operations for the quarter ended June 30, 2015. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 9, 2015, the Company announced that Charles J. Schafer was retiring as the Company’s President and Chief Financial Officer, effective as of July 10, 2015. Mr. Schafer will continue as a member of the Company’s Board of Directors (the “Board”) for the remainder of his term, which expires at the 2016 Annual Meeting of Stockholders.

Also on July 9, 2015, the Company announced that Robert V. LaPenta, the Company’s Chairman of the Board and Chief Executive Officer, would assume the position of President of the Company, and James A. DePalma, a member of the Board, will become Chief Financial Officer of the Company. Both appointments are effective upon Mr. Schafer’s retirement on July 10, 2015.

Mr. LaPenta, age 69, has served as a member of the Board and as Chairman since September 2012 and as the Company’s Chief Executive Officer since January 2013. Mr. LaPenta is also a founder of Aston Capital, LLC (“Aston”), a private investment company specializing in investments in secure military communication companies and companies with green technologies. Mr. LaPenta also served as a member of the Board of Directors of Leap Wireless from March 2005 until its acquisition by AT&T Corporation in March 2014. From August 2006 to August 2011, Mr. LaPenta served as Chairman, President and Chief Executive Officer of L-1 Identity Solutions, Inc. (“L-1”), a provider of technology solutions for protecting and securing personal identities and assets. From April 1997 to April 2005, Mr. LaPenta served as President and Chief Financial Officer and as a director of L-3 Communications Holdings, Inc. (“L-3”), a company he cofounded in April 1997. Mr. LaPenta received a B.B.A. in accounting from Iona College in New York, and in 2000 he also received an honorary degree from Iona. Mr. LaPenta is the father of Robert V. LaPenta, Jr., who is also a member of the Board.

Mr. DePalma, age 64, has served as a member of the Board since September 2012. Mr. DePalma has been the Vice Chairman and Senior Managing Partner of Aston since August 2011. Prior to joining Aston, Mr. DePalma was the Executive Vice President, Chief Financial Officer and Treasurer of L-1. Prior to L-1, Mr. DePalma was a founding partner of L-1 Investment Partners. Prior to the formation of L-1 Investment Partners, Mr. DePalma served as a consultant to L-3 and was Chief Executive Officer of Core Software Technology, a leading software provider to the intelligence community and an equity investment of L-3. Mr. DePalma has also held high level executive positions with Westinghouse Electric Corporation, CBS Corporation and Viacom International, including Corporate Vice President of Finance at Westinghouse Electric where he managed mergers and acquisitions and implemented the restructuring, reorganizing and integration of a variety of businesses ($30 billion in acquisitions/divestitures). Prior to joining CBS, Mr. DePalma was a Senior Partner at PricewaterhouseCoopers specializing in defense and communications and mergers and acquisitions. Mr. DePalma served as the Chairman of the Board of Broadband Enterprises and also served on a number of boards, including ImageSat International and CBS MarketWatch.

RVL 1 LLC (“RVL”), an affiliate of Aston, owns approximately 60% of the Company’s Common Stock. Mr. LaPenta is a member and Chief Executive Officer of both Aston and RVL, and Mr. DePalma is an officer of RVL and Vice Chairman and Senior Managing Partner of Aston. Since the beginning of the Company’s 2014 fiscal year, the Company has entered into several transactions with RVL and Aston. The transactions involving RVL and Aston have been previously reported under the heading “Transactions with Related Persons” in the Company’s Definitive Information Statement on Schedule 14C for the Company’s 2015 Annual Meeting of Stockholders, which was filed with the Securities and Exchange Commission on April 21, 2015, and such information is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated July 9, 2015, of Revolution Lighting Technologies, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 13, 2015

REVOLUTION LIGHTING TECHNOLOGIES, INC.

By:	/s/ James A. DePalma
James A. DePalma Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated July 9, 2015, of Revolution Lighting Technologies, Inc.

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